Exhibit 10.17
EXECUTION COPY
DEPOSIT ACCOUNT AGREEMENT
          This Deposit Account Agreement (this “Agreement”) is entered into as of March 2, 2007, among Great Lakes Gaming of Michigan, LLC, a Minnesota limited liability company (the “Company”) and Bank of America, N.A. (the “Bank”) in its capacity as Paying Agent under the Paying Agency Agreement referred to herein.
PRELIMINARY STATEMENTS:
          A. Company and Bank, as Paying Agent, are parties to a Paying Agency and Servicing Agreement dated on or about the date hereof (as the same may from time to time hereafter to amended, the “Paying Agency Agreement”). All capitalized terms used herein without definition shall have the meanings assigned to such terms in the Paying Agency Agreement or, if not specifically defined therein, in the Master Participation Agreements referred to therein.
          B. Pursuant to the Master Participation Agreements, Company has agreed (i) to appoint an agent for purposes of servicing and administering the Loans, which appointment has been effected by the Paying Agency Agreement, and (ii) to direct such agent to create and maintain a lockbox or similar arrangement, which Company intends to effect by this Agreement.
          C. In its capacity as Paying Agent under the Paying Agency Agreement, Bank has established for Company deposit account number 8666127567 (the “Account”).
          D. Company and Bank are entering into this Agreement to provide for the maintenance of the Account and the disposition according to the provisions of the Paying Agency Agreement of funds deposited in the Account.
          Accordingly, Company and Bank agree as follows:
1. (a) The Account is subject to the terms and conditions of this Agreement.
     (b) Bank in its capacity as Paying Agent under the Paying Agency Agreement shall make withdrawals from the Account only in accordance with the Paying Agency Agreement.
     (c) Company represents and warrants that it has not assigned or granted a security interest in the Account or any funds deposited in the Account.
     (d) Company will not permit the Account to become subject to any pledge, assignment, lien, charge or encumbrance of any kind.
2. Bank agrees it shall not offset, charge, deduct or (except as contemplated by Section 1) otherwise withdraw funds from the Account. Bank agrees that its compensation for performing the services contemplated by this Agreement is included in the fee payable pursuant to the Paying Agency Agreement.
3. Bank will send information regarding deposits to the Account to the address specified below for Company or as otherwise specified in writing by Company to Bank.
4. (a) Bank will not be liable to Company for any expense, claim, loss, damage or cost (“Damages”) arising out of or relating to its performance under this Agreement other than those Damages which result directly from its acts or omissions constituting gross negligence or intentional misconduct.
     (b) In no event will Bank be liable for any special, indirect, exemplary or consequential damages, including but not limited to lost profits.
     (c) Bank will be excused from failing to act or delaying in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank’s reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or negligence or default of Company or Participants or (ii) such failure or delay resulted from Bank’s reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.
     (d) Bank shall have no duty to inquire or determine whether Company’s obligations to Participants are in default. Bank may rely on notices and communications it believes in good faith to be genuine and given by the appropriate party.
     (e) Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against Company, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Company, Bank may act as Bank deems necessary to comply with all applicable provisions of governing statutes and shall not be in violation of this Agreement as a result.
     (f) Bank shall be permitted to comply with any writ, levy order or other similar judicial or regulatory order or process concerning the Account or any Proceeds and shall not be in violation of this Agreement for so doing.
5. Company shall indemnify Bank against, and hold it harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to reasonable attorney’s fees) in any way arising out of or relating to disputes or legal actions concerning Bank’s provision of the services described in this Agreement. This section does not apply to any cost or damage attributable to the gross negligence or intentional misconduct of Bank. Company’s obligations under this section shall survive termination of this Agreement.

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6. Company may terminate this Agreement by written notice to Bank in connection with the resignation or removal of Bank as Paying Agent under the Paying Agency Agreement. Bank may terminate this Agreement by written notice to Company in connection with its resignation or removal as Paying Agent under the Paying Agency Agreement. Otherwise, this Agreement shall terminate upon the termination of the Paying Agency Agreement.
7. Each party represents and warrants to the other that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation, by-laws or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.
8. (a) This Agreement may be amended only by a writing signed by Company and Bank.
     (b) This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.
     (c) This Agreement controls in the event of any conflict between this Agreement and any other document or written or oral statement. This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.
     (d) This Agreement shall be interpreted in accordance with New York law without reference to that state’s principles of conflicts of law.
9. Any written notice or other written communication to be given under this Agreement shall be addressed to each party at its address set forth on the signature page of this Agreement or to such other address as a party may specify in writing. Except as otherwise expressly provided herein, any such notice shall be effective upon receipt.
10. Nothing contained in the Agreement shall create any agency, fiduciary, joint venture or partnership relationship between Bank and Company, other than actions taken hereunder by the Bank in its capacity as Paying Agent pursuant to the Paying Agency Agreement. No provision of this Agreement shall create any third party beneficiary rights in any person.
[Signature Page Follows]

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In Witness Whereof, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

Great Lakes Gaming of Michigan, LLC (“Company”)

By: /S/ Timothy J. Cope		Address for notices:
Name:	Timothy J. Cope
Title:	President
Signature Page to Deposit Account Agreement

Bank of America, N.A. (“Bank”)

By: /S/ Donna F. Kimbrough		Address for notices:
Name:	Donna F. Kimbrough
Title:	Assistant Vice President
Signature Page to Deposit Account Agreement